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Exhibit 3.15

ARTICLES OF INCORPORATION
OF
MARKET GAMING, INC.
a Nevada Corporation

        I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, to do business both within and without of the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I
NAME

        The name of the corporation is: MARKET GAMING, INC.

ARTICLE II
PRINCIPAL OFFICE

        Section 2.01 Principal & Registered Office. The name and address of its resident agent for service of process is Sean T. Higgins, Esq., 5195 Las Vegas Boulevard South, Las Vegas, Nevada 89119. The location of the corporation's principal and registered office in the State of Nevada is 5195 Las Vegas Boulevard South, Las Vegas, Nevada 89119.

        Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE III
PURPOSE

        The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV
SHARES OF STOCK

        Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is Six Thousand (6,000) shares with each having no par value. All stock of the corporation shall be of the same class, common, and shall have the same rights and preference.

        Section 4.02 All of the voting power of the capital stock shall reside in the common stock.

        Section 4.03 The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to pay the debts of the corporation, and no capital stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V
DIRECTORS

        Section 5.01 Governing Board. The members of the governing board of the corporation shall be styled directors.

        Section 5.02 Initial Board of Directors. The initial Board of Directors shall consist of three (3) members. The names and addresses of the initial members of the Board of Directors is as follows:

NAME	ADDRESS
Edward J. Herbst	5195 Las Vegas Boulevard South Las Vegas, Nevada 89119
Timothy P. Herbst	5195 Las Vegas Boulevard South Las Vegas, Nevada 89119
Troy D. Herbst	5195 Las Vegas Boulevard South Las Vegas, Nevada 89119

These individuals shall serve as Directors until the first annual meeting of the shareholders or until their successors have been elected and qualified.

        Section 5.03 Change in Number of Directors. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the corporation.

ARTICLE VI
INCORPORATORS

        The name and address of the incorporator is as follows:

Name	Address
Debra G. Martin	5195 Las Vegas Boulevard South Las Vegas, Nevada 89119

ARTICLE VII
PERIOD OF DURATION

        This corporation is to have a perpetual existence.

ARTICLE VII
LIMITED LIABILITY

        A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX
INDEMNITY

        Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        Without limiting the application of the foregoing, the Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

        The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENT

        Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

ARTICLE XI
POWERS OF DIRECTORS

        In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

  (1)
  Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;

  (2)
  To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

  (3)
  To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

  (4)
  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

  (5)
  By resolution adopted by a majority of board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

        All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

        IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 18th day of February, 1994.

/s/ Debra G. Martin Debra G. Martin

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
OF
MARKET GAMING, INC.
a Nevada corporation

        The undersigned do hereby declare and certify that pursuant to NRS 78.380(1):

  (1)
  they comprise not fewer than two-thirds of the original incorporators of MARKET GAMING, INC., a corporation organized and existing under the laws of the State of Nevada;

  (2)
  the original Articles of Incorporation of said corporation were filed with the Secretary of State of Nevada on February 23, 1994, and with the County Clerk of Clark County on                      , 1994; and

  (3)
  to the date of this Certificate, no part of the capital of said corporation has been paid.

        The undersigned do further declare and certify that at a meeting of the incorporators of said corporation duly called and held on the 16th day of March, 1994, the following resolution was adopted:

        RESOLVED that Article III of the Articles of Incorporation for the corporation be amended to read as follows:

        The purposes for which this corporation is formed are:

    a.
    For the purpose of engaging in any lawful activity, within or without the State of Nevada; and

    b.
    To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America.

        BE IT FURTHER RESOLVED that Article IV of the Articles of Incorporation for the corporation be amended to include the following provisions:

          "The corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

          "No stock or securities issued by the corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

          "If the Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the commission to be suitable to own them, (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the corporation entitled to vote, and (c) the corporation shall not pay any remuneration in any form to the holder of the securities."

        The undersigned do further declare and certify that they have made and filed this Certificate pursuant to the foregoing resolution.

        DATED this 16th day of March, 1994.

/s/ Edward J. Herbst EDWARD J. HERBST President/Director Incorporator	/s/ Timothy P. Herbst TIMOTHY P. HERBST Vice-President/Director Incorporator
/s/ Troy D. Herbst TROY D. HERBST Secretary-Treasurer/Director Incorporator	[CORPORATE SEAL]

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  Exhibit 3.15
ARTICLES OF INCORPORATION OF MARKET GAMING, INC. a Nevada Corporation
ARTICLE I NAME
ARTICLE II PRINCIPAL OFFICE
ARTICLE III PURPOSE
ARTICLE IV SHARES OF STOCK
ARTICLE V DIRECTORS
ARTICLE VI INCORPORATORS
ARTICLE VII PERIOD OF DURATION
ARTICLE VII LIMITED LIABILITY
ARTICLE IX INDEMNITY
ARTICLE X AMENDMENT
ARTICLE XI POWERS OF DIRECTORS
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MARKET GAMING, INC. a Nevada corporation